SWINGLINE NOTE

December 21, 2006

FOR VALUE RECEIVED, the undersigned, LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby unconditionally promises to pay on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of HSBC BANK USA, NATIONAL ASSOCIATION (the “Swingline Lender”) at the office of HSBC BANK USA, NATIONAL ASSOCIATION, 125 High Street, 16th Floor, Oliver Street Tower, Boston, MA 02110 in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.3 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan made pursuant to Section 2.3 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Swingline Note.

This Note is the Swingline Note referred to in Credit Agreement, dated as of December 21, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the Material Domestic Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees.

All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation

By: /s/ Stephen J. Lifshatz
Name: Stephen J. Lifshatz
Title: Senior Vice President and Chief
Financial Officer

SCHEDULE 1
to Swingline Note

LOANS AND PAYMENTS OF PRINCIPAL

Principal Paid or
Date	Amount of loan	Currency of Loan	Type of Loan	Interest Rate	Interest Period	Maturity Date	Converted	Principal Balance	Notation Made By